NEWS RELEASE

800 Cabin Hill Drive, Greensburg, PA 15601-1689

Media contact:	Investor contact:
David Neurohr	Max Kuniansky
Manager, External Communications	Executive Director, Investor Relations
Phone: (724) 838-6020	and Corporate Communications
Media Hotline: 1-888-233-3583	Phone: (724) 838-6895
E-mail: dneuroh@alleghenyenergy.com	E-mail: mkunian@alleghenyenergy.com

Allegheny Energy Reports Second Quarter 2006 Results

GREENSBURG, Pa., July 27, 2006 – Allegheny Energy, Inc. (NYSE: AYE) today reported consolidated net income of $31.1 million, or $0.18 per diluted share, for the second quarter of 2006, compared with a net loss of $18.4 million, or a loss of $0.12 per diluted share, for the same period in 2005.

To provide a better understanding of core results and trends, Allegheny Energy also reports adjusted financial results, as shown in the table below:

	Three Months Ended June 30
	2006		2005
	$ millions	Per Share	$ millions	Per Share
Consolidated net income (loss)-GAAP	$31.1	$0.18	$(18.4)	$(0.12)
Adjusted income from continuing operations	37.8	0.22	12.7	0.08

Adjusted income from continuing operations for the second quarter of 2006 excludes a $9.5 million (pre-tax) charge for the write-off of prior deferred financing costs, and a $0.9 million (after-tax) loss from discontinued operations.

Adjusted income from continuing operations for the second quarter of 2005 excludes costs of $47.2 million (pre-tax) related to an April 2005 tender offer for the company’s 11 7/8% convertible trust preferred securities, $11.2 million (pre-tax) received from a former trading executive’s forfeited assets and insurance proceeds of $6.7 million (pre-tax) related to the 2004 extended outage at the Hatfield’s Ferry power station. Also excluded from second quarter 2005 adjusted results is a $12.3 million after-tax loss from discontinued operations. Adjusted results are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to results reported in accordance with GAAP is attached to this release.

“Better plant performance, higher Pennsylvania generation rates and lower depreciation, interest and taxes helped us deliver strong earnings growth in the second quarter,” said Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy. “Looking ahead, we remain focused on growing earnings, improving our environmental performance and expanding our transmission system.”

Second Quarter Consolidated Results

Income from continuing operations before income taxes and minority interest, as adjusted, was $58.5 million for the second quarter of 2006, an increase of $25.4 million compared to adjusted results for the same period in 2005. Key factors contributing to the improved results include:

•

Operating revenues increased by $7.6 million, reflecting better performance and increased output at the power stations, higher generation rates in Pennsylvania and the expiration of a below-market contract with a Maryland industrial customer. These benefits were partially offset by moderate weather, lower market prices and the expiration of a power purchase agreement with the Ohio Valley Electric Corporation (OVEC) and a transmission capacity sales contract.

•	Purchased power expense decreased by $13.1 million, resulting primarily from reduced purchases from OVEC.
•	Fuel expense increased by $20.0 million, primarily due to both higher prices paid for coal and increased coal consumption.
•

Operations and maintenance expense decreased by $1.7 million compared to adjusted expense for the same period of 2005, reflecting lower costs for outside legal services, partly offset by information technology outsourcing start-up costs. Adjusted expense for the second quarter of 2005 excludes the insurance proceeds previously mentioned.

•	Depreciation expense decreased by $9.2 million, largely due to the previously reported extension of estimated depreciable lives of certain unregulated power plants.
•

Interest expense, excluding the adjustments to both periods as previously noted, decreased by $15.1 million compared to adjusted results for the same period in 2005 due to a lower debt balance and more favorable borrowing rates.

The effective tax rate for the second quarter of 2006 was 34 percent, well below the effective tax rate for the second quarter of 2005, which was affected by adjustments to deferred state income taxes.

Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA) for the quarter were $193.6 million, an increase of $0.9 million compared to adjusted EBITDA for the second quarter of 2005. EBITDA is a non-GAAP financial measure. Details on the calculation of EBITDA and a reconciliation of EBITDA to net income are attached to this release.

Second Quarter Segment Results

Delivery and Services: The segment reported income from continuing operations of $23.3 million for the second quarter of 2006, an increase of $6.4 million compared to the same quarter of the prior year. Operating revenues decreased by $30.7 million, and purchased power and transmission costs decreased by $21.1 million. Both revenues and purchased power decreased due to the Maryland contract expiration mentioned above, the 2005 sale of the Ohio service territory and moderate weather, partially offset by customer growth and higher generation rates in Pennsylvania and Maryland. Retail electric kilowatt hour sales decreased by 11.6 percent. The revenue decrease also reflects the expiration of a transmission capacity sales contract. Operations and maintenance expense decreased by $6.6 million. Interest expense decreased by $25.0 million, reflecting lower debt balances, lower borrowing rates and the 2005 tender offer costs, partially offset by the 2006 write-off of prior deferred financing costs. Income taxes increased by $12.4 million.

Generation and Marketing: The segment reported income from continuing operations of $8.7 million for the second quarter of 2006. For the same period in the prior year, the segment reported a loss from continuing operations of $23.0 million. Operating revenues and kilowatt-hours generated increased by $9.6 million and 1.3 percent, respectively. The increase in revenues was primarily due to increased power plant output, increased Pennsylvania generation rates and reduced commitments to sell power under low-priced (POLR) contracts pertaining to a Maryland industrial customer and Allegheny’s former Ohio service territory. These benefits were partly offset by lower market prices and the expiration of the OVEC agreement. Fuel costs increased by $20.0 million, reflecting both higher prices paid for coal and increased coal consumption. Purchased power and transmission decreased by $20.5 million, reflecting reduced purchases from OVEC. Operations and maintenance expenses increased by $11.2 million, reflecting the insurance proceeds received in 2005. Depreciation expense decreased by $8.1 million, largely due to the extension of the estimated lives of certain unregulated power plants, as mentioned above. Interest expense decreased by $27.0 million, reflecting lower debt outstanding, reduced borrowing costs and the 2005 tender offer costs, partially offset by the 2006 write-off of prior deferred financing costs. Other income decreased by $8.6 million, primarily as a result of the 2005 receipt of forfeited assets. Income taxes decreased by $5.4 million.

Discontinued Operations: Allegheny reported a $0.9 million (after-tax) loss on discontinued operations, compared to a $12.3 million loss in the same quarter of the prior year. The 2006 results relate to the Gleason generating facility. The 2005 results reflected a net impairment charge of $8.9 million (after-tax) on the West Virginia natural gas operations and Allegheny Energy’s Midwest generating facilities, as well as the operating performance of those assets. Allegheny sold the gas operations and the Wheatland generating facility during 2005.

Six-Month Consolidated Results

For the first six months of 2006, Allegheny reported consolidated net income of $144.5 million, or $0.86 per diluted share, as compared to net income of $24.2 million, or $0.16 per diluted share, for the first six months of 2005.

Adjusted net income from continuing operations was $152.0 million, or $0.90 per diluted share, for the first six months of 2006, compared to $71.4 million, or $0.48 per diluted share, for the same period of 2005. Adjusted net income from continuing operations is a non-GAAP financial measure, and excludes items mentioned above and other items described in the attached reconciliation of non-GAAP financial measures.

Reconciliation of Non-GAAP Financial Measures

This news release and the attached table include non-GAAP financial measures as defined in the Securities and Exchange Commission’s Regulation G. Where noted, we present financial information on an adjusted basis to exclude the effect of certain items as described herein. By presenting adjusted results, management intends to provide investors with a better understanding of the core results and underlying trends from which to consider past performance and prospects for the future. We also present EBITDA as an additional measure of our operating performance.

Users of this financial information should consider the types of events and transactions for which adjustments have been made. Neither the adjusted information nor EBITDA should be considered in isolation or viewed as substitutes for or superior to net income or other data prepared in accordance with GAAP as measures of our operating performance or liquidity. In addition, neither the adjusted information nor EBITDA are necessarily comparable to similarly titled measures provided by other companies.

Pursuant to the requirements of Regulation G, we have attached tables that reconcile non-GAAP financial measures, including those presented in this release, to the most directly comparable GAAP measures.

Investor Conference Call

Allegheny Energy will comment further on these results in an investor conference call at 8:30 a.m. Eastern Time on Friday, July 28, 2006. To listen to a live Internet broadcast of the call, visit www.alleghenyenergy.com. A taped replay of the call will be available after the live broadcast.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned utility consisting of two major businesses. Allegheny Energy Supply owns and operates electric generating facilities, and Allegheny Power delivers low-cost, reliable electric service to customers in Pennsylvania, West Virginia, Maryland and Virginia. For more information, visit our Web site at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s distribution business, Allegheny Power; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort and power supply contracts; results of litigation; results of operations; internal controls and procedures; capital expenditures; status and condition of plants and equipment; regulatory matters; and accounting issues. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital markets; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers or suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; changes in PJM, including changes to participant rules and tariffs; the effect of accounting policies issued periodically by accounting standard-setting bodies; and the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.

-###-

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2006	2005	2006	2005

Operating revenues	$722,235	$714,650	$1,567,881	$1,468,680

Operating expenses:
Fuel consumed in electric generation	186,185	166,139	399,392	340,026
Purchased power and transmission	95,097	108,243	196,329	213,065
Gain on sale of OVEC power agreement and shares	(1,124)	--	(6,124)	--
Deferred energy costs, net	413	(1,805)	5,406	(619)
Operations and maintenance	205,871	200,906	367,734	363,583
Depreciation and amortization	68,169	77,358	136,011	153,769
Taxes other than income taxes	52,201	51,738	105,868	106,796

Total operating expenses	606,812	602,579	1,204,616	1,176,620

Operating income	115,423	112,071	363,265	292,060

Other income and expenses, net	10,258	21,234	17,929	26,487

Interest expense and preferred dividends:
Interest expense	76,425	128,277	143,813	254,071
Preferred dividends of subsidiary	293	1,260	586	2,519

Total interest expense and preferred dividends	76,718	129,537	144,399	256,590

Income from continuing operations before income taxes and minority interest	48,963	3,768	236,795	61,957

Income tax expense from continuing operations	16,741	9,815	89,245	33,191

Minority interest in net income of subsidiaries	191	52	1,369	467

Income (loss) from continuing operations	32,031	(6,099)	146,181	28,299

Loss from discontinued operations, net of tax	(898)	(12,308)	(1,664)	(4,064)

Net income (loss)	$31,133	$(18,407)	$144,517	$24,235

Common share data:
Weighted average common shares outstanding
Basic	163,526	156,731	163,304	147,128
Diluted	168,608	156,731	168,557	150,276
Basic income (loss) per common share:
Income (loss) from continuing operations	$0.20	$(0.04)	$0.89	$0.19
Loss from discontinued operations, net	(0.01)	(0.08)	(0.01)	(0.03)

Net income (loss) per common share	$0.19	$(0.12)	$0.88	$0.16

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.19	$(0.04)	$0.87	$0.19
Loss from discontinued operations, net	(0.01)	(0.08)	(0.01)	(0.03)

Net income (loss) per common share	$0.18	$(0.12)	$0.86	$0.16

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

(In thousands)	June 30, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$205,269	$262,212
Accounts receivable:
Customer	170,807	179,634
Unbilled utility revenue	97,678	129,111
Wholesale and other	68,117	82,261
Allowance for uncollectible accounts	(16,085)	(16,778)
Materials and supplies	94,983	98,069
Fuel	91,556	67,273
Deferred income taxes	56,429	93,404
Prepaid taxes	53,354	45,758
Assets held for sale	921	1,521
Collateral deposits	60,646	147,775
Commodity contracts	4,651	9,325
Restricted funds	14,307	21,589
Regulatory assets	37,777	38,418
Other	12,365	14,246
Total current assets	952,775	1,173,818

Property, Plant and Equipment, Net:
Generation	5,759,004	5,751,077
Transmission	1,050,271	1,028,323
Distribution	3,521,355	3,448,350
Other	401,226	429,108
Accumulated depreciation	(4,563,742)	(4,508,707)
Subtotal	6,168,114	6,148,151
Construction work in progress	182,436	129,277
Total property, plant and equipment, net	6,350,550	6,277,428

Investments and Other Assets:
Non-current assets held for sale	21,179	48,559
Goodwill	367,287	367,287
Investments in unconsolidated affiliates	28,020	28,555
Intangible assets	27,396	27,396
Other	42,067	49,413
Total investments and other assets	485,949	521,210

Deferred Charges:
Commodity contracts	234	--
Regulatory assets	521,515	544,810
Other	30,918	41,546
Total deferred charges	552,667	586,356

Total Assets	$8,341,941	$8,558,812

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)
(unaudited)

(In thousands)	June 30, 2006	December 31, 2005
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Long-term debt due within one year	$494,889	$477,217
Accounts payable	211,734	316,713
Accrued taxes	138,534	154,587
Commodity contracts	32,732	92,934
Accrued interest	94,253	91,433
Other	149,821	153,570
Total current liabilities	1,121,963	1,286,454

Long-term Debt	3,404,112	3,624,483

Deferred Credits and Other Liabilities:
Commodity contracts	20,169	22,994
Investment tax credit	74,423	76,965
Deferred income taxes	755,960	692,241
Obligations under capital leases	13,918	16,427
Regulatory liabilities	456,055	454,275
Adverse power purchase commitment	175,581	184,224
Other	409,734	459,465
Total deferred credits and other liabilities	1,905,840	1,906,591

Commitments and Contingencies

Minority Interest	9,520	21,989

Preferred Stock of Subsidiary	24,000	24,000

Common Stockholders’ Equity:
Common stock—$1.25 par value per share, 260 million shares authorized and 164,223,364 and 163,002,295 shares issued at June 30, 2006 and December 31, 2005	205,279	203,753
Other paid-in capital	1,891,907	1,880,644
Accumulated deficit	(100,107)	(244,625)
Treasury stock at cost; 49,493 shares	(1,756)	(1,756)
Accumulated other comprehensive loss	(118,817)	(142,721)
Total common stockholders’ equity	1,876,506	1,695,295

Total Liabilities and Stockholders’ Equity	$8,341,941	$8,558,812

ALLEGHENY ENERGY, INC.—CONSOLIDATED RESULTS OF OPERATIONS BY SEGMENT
(unaudited)

	Three Months Ended June 30, 2006				Three Months Ended June 30, 2005
(In millions)	Delivery and Services	Generation and Marketing	Eliminations	Total	Delivery and Services	Generation and Marketing	Eliminations	Total
Operating revenues	$632.5	$414.1	$(324.3)	$722.3	$663.2	$404.5	$(353.0)	$714.7

Fuel consumed in electric generation	--	186.2	--	186.2	--	166.1	--	166.1
Purchased power and transmission	414.9	2.7	(322.5)	95.1	436.0	23.2	(350.9)	108.3
Gain on sale of OVEC power agreement and shares	--	(1.1)	--	(1.1)	--	--	--	--
Deferred energy costs, net	0.4	--	--	0.4	(1.8)	--	--	(1.8)
Operations and maintenance	93.1	114.5	(1.8)	205.8	99.7	103.3	(2.1)	200.9
Depreciation and amortization	37.9	30.3	--	68.2	39.0	38.4	--	77.4
Taxes other than income taxes	31.9	20.3	--	52.2	31.4	20.3	--	51.7
Total operating expenses	578.2	352.9	(324.3)	606.8	604.3	351.3	(353.0)	602.6
Operating income	54.3	61.2	--	115.5	58.9	53.2	--	112.1
Other income and expenses, net	6.9	4.3	(1.0)	10.2	8.5	12.9	(0.2)	21.2
Interest expense and preferred dividends	22.3	55.4	(1.0)	76.7	47.3	82.4	(0.2)	129.5
Income (loss) from continuing operations before income taxes and minority interest	38.9	10.1	--	49.0	20.1	(16.3)	--	3.8
Income tax expense from continuing operations	15.6	1.2	--	16.8	3.2	6.6	--	9.8
Minority interest	--	0.2	--	0.2	--	0.1	--	0.1
Income (loss) from continuing operations	23.3	8.7	--	32.0	16.9	(23.0)	--	(6.1)
Income (loss) from discontinued operations, net of tax	--	(0.9)	--	(0.9)	(6.5)	(5.8)	--	(12.3)
Net income (loss)	$23.3	$7.8	$--	$31.1	$10.4	$(28.8)	$--	$(18.4)

ALLEGHENY ENERGY, INC.—CONSOLIDATED RESULTS OF OPERATIONS BY SEGMENT (continued)
(unaudited)

	Six Months Ended June 30, 2006				Six Months Ended June 30, 2005
(In millions)	Delivery and Services	Generation and Marketing	Eliminations	Total	Delivery and Services	Generation and Marketing	Eliminations	Total
Operating revenues	$1,335.1	$921.2	$(688.4)	$1,567.9	$1,402.6	$821.4	$(755.3)	$1,468.7

Fuel consumed in electric generation	--	399.4	--	399.4	--	340.0	--	340.0
Purchased power and transmission	862.6	18.4	(684.7)	196.3	921.1	43.0	(751.0)	213.1
Gain on sale of OVEC power agreement and shares	--	(6.1)	--	(6.1)	--	--	--	--
Deferred energy costs, net	5.4	--	--	5.4	(0.6)	--	--	(0.6)
Operations and maintenance	179.9	191.5	(3.7)	367.7	184.2	183.6	(4.3)	363.5
Depreciation and amortization	75.6	60.4	--	136.0	77.1	76.7	--	153.8
Taxes other than income taxes	65.2	40.7	--	105.9	66.0	40.8	--	106.8
Total operating expenses	1,188.7	704.3	(688.4)	1,204.6	1,247.8	684.1	(755.3)	1,176.6
Operating income	146.4	216.9	--	363.3	154.8	137.3	--	292.1
Other income and expenses, net	11.2	8.1	(1.4)	17.9	12.2	14.6	(0.3)	26.5
Interest expense and preferred dividends	42.2	103.6	(1.4)	144.4	77.0	179.8	(0.2)	256.6
Income (loss) from continuing operations before income taxes and minority interest	115.4	121.4	--	236.8	90.0	(27.9)	(0.1)	62.0
Income tax expense from continuing operations	45.7	43.5	--	89.2	23.4	9.8	--	33.2
Minority interest	--	1.4	--	1.4	--	0.5	--	0.5
Income (loss) from continuing operations	69.7	76.5	--	146.2	66.6	(38.2)	(0.1)	28.3
Income (loss) from discontinued operations, net of tax	--	(1.7)	--	(1.7)	4.3	(8.5)	0.1	(4.1)
Net income (loss)	$69.7	$74.8	$--	$144.5	$70.9	$(46.7)	$--	$24.2

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

THREE MONTHS ENDED JUNE 30, 2006	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE
Calculation of Adjusted Income:
Income – GAAP basis	$49.0	$31.1	$0.18

Adjustments:
Loss from discontinued operations		0.9
Write-off of prior deferred financing costs[1]	9.5	5.8
Adjusted Income	$58.5	$37.8	$0.22

Calculation of Adjusted EBITDA:
Net Income – GAAP basis		$31.1
Loss from discontinued operations		0.9
Interest expense and preferred dividends		76.7
Income tax expense		16.7
Depreciation and amortization		68.2
EBITDA from continuing operations		193.6
No adjustments		--
Adjusted EBITDA from continuing operations		$193.6

THREE MONTHS ENDED JUNE 30, 2005	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME (LOSS)	DILUTED INCOME (LOSS) PER SHARE
Calculation of Adjusted Income:
Income (Loss) – GAAP basis	$3.8	$(18.4)	$(0.12)

Adjustments:
Loss from discontinued operations[2]		12.3
Expense related to conversion of trust preferred securities[1]	47.2	29.8
Cash receipt from former trading executive’s forfeited assets[3]	(11.2)	(6.9)
Receipt of Hatfield power station insurance proceeds[4]	(6.7)	(4.1)
Adjusted Income	$33.1	$12.7	$0.08

Calculation of Adjusted EBITDA:
Net Loss – GAAP basis		$(18.4)
Loss from discontinued operations		12.3
Interest expense and preferred dividends		129.5
Income tax expense		9.8
Depreciation and amortization		77.4
EBITDA from continuing operations		210.6
Cash receipt from former trading executive’s forfeited assets		(11.2)
Receipt of Hatfield power station insurance proceeds		(6.7)
Adjusted EBITDA from continuing operations		$192.7

FOOTNOTES:
[1] These amounts are included in Interest expense on the Consolidated Statement of Operations.
[2] This amount includes a net after-tax charge of $8.9 million relating to adjustments to the carrying values of assets held-for sale.
[3] This amount is included in Other income on the Consolidated Statement of Operations.
[4] This amount is included in Operations and maintenance expense on the Consolidated Statement of Operations.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

SIX MONTHS ENDED JUNE 30, 2006	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE
Calculation of Adjusted Income:
Income – GAAP basis	$236.8	$144.5	$0.86

Adjustments:
Loss from discontinued operations		1.7
Write-off of prior deferred financing costs[1]	9.5	5.8
Adjusted Income	$246.3	$152.0	$0.90

Calculation of Adjusted EBITDA:
Net Income – GAAP basis		$144.5
Loss from discontinued operations		1.7
Interest expense and preferred dividends		144.4
Income tax expense		89.2
Depreciation and amortization		136.0
EBITDA from continuing operations		515.8
No adjustments		--
Adjusted EBITDA from continuing operations		$515.8

SIX MONTHS ENDED JUNE 30, 2005	INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	NET INCOME	DILUTED INCOME PER SHARE
Calculation of Adjusted Income:
Income – GAAP basis	$62.0	$24.2	$0.16

Adjustments:
Loss from discontinued operations[2]		4.1
Interest expense related to Merrill Lynch summary judgment[3]	38.5	24.3
Expense related to conversion of trust preferred securities[1]	47.2	29.8
Cash receipt from former trading executive’s forfeited assets[4]	(11.2)	(6.9)
Receipt of Hatfield power station insurance proceeds[5]	(6.7)	(4.1)
Adjusted Income	$129.8	$71.4	$0.48

Calculation of Adjusted EBITDA:
Net Income – GAAP basis		$24.2
Loss from discontinued operations		4.1
Interest expense and preferred dividends		256.6
Income tax expense		33.2
Depreciation and amortization		153.8
EBITDA from continuing operations		471.9
Cash receipt from former trading executive’s forfeited assets		(11.2)
Receipt of Hatfield power station insurance proceeds		(6.7)
Adjusted EBITDA from continuing operations		$454.0

FOOTNOTES:
[1]	These amounts are included in Interest expense on the Consolidated Statements of Operations.
[2]	This amount includes a net after-tax charge of $9.5 million relating to adjustments to the carrying values of assets held-for-sale.
[3]

This amount is included in Interest expense on the Consolidated Statement of Operations. This amount represents the estimated interest owed to Merrill Lynch from March 16, 2001 thru March 31, 2005. It does not include an additional $2.8 million of interest accrued in the second quarter.

[4]	This amount is included in Other income on the Consolidated Statement of Operations.
[5]	This amount is included in Operations and maintenance expense on the Consolidated Statement of Operations.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

ADJUSTED EXPENSES	THREE MONTHS ENDED JUNE 30, 2006	THREE MONTHS ENDED JUNE 30, 2005
Operations and maintenance:
As reported	$205.9	$200.9

Receipt of Hatfield power station insurance proceeds	--	6.7
As Adjusted	$205.9	$207.6

Other Income:
As reported	$10.3	$21.2

Cash receipt from former trading executive’s forfeited assets	--	(11.2)
As Adjusted	$10.3	$10.0

Interest expense and preferred dividends of subsidiary:
As reported	$76.7	$129.5

Write-off of prior deferred financing costs	(9.5)	--
Expense related to conversion of trust preferred securities	--	(47.2)
As Adjusted	$67.2	$82.3

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
OPERATING STATISTICS

(Unaudited)

Three Months Ended June 30,

	2006	2005	Change
Delivery and Services:
Retail electricity sales (million KWH)	10,049	11,368	-11.6%
Usage per customer (KWH):
Residential	2,470	2,596	-4.9%
Commercial	14,481	14,738	-1.7%
Industrial	155,257*	190,797	-18.6%
Generation and Marketing:
Generation (million KWH)	11,234	11,089	1.3%

(Unaudited)

Six Months Ended June 30,

	2006	2005	Change
Delivery and Services:
Retail electricity sales (million KWH)	21,231	23,870	-11.1%
Usage per customer (KWH):
Residential	5,941	6,169	-3.7%
Commercial	29,118	29,678	-1.9%
Industrial	302,279*	374,899	-19.4%
Generation and Marketing:
Generation (million KWH)	24,251	23,386	3.7%

* Reflects the expiration of a below-market contract with a Maryland industrial customer